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                                                                       Exhibit 1


CONSENT OF INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM


Datascope Corp. 401 (k) Savings and Supplemental Retirement Plan
14 Philips Parkway
Montvale, NJ 07465

We hereby consent to the incorporation by reference in the Registration Statement on form S-8 of our report dated June 8, 2005 relating to the financial statements and schedule of Datascope Corp. 401 (k) Savings and Supplemental Retirement Plan appearing in the Annual Report on Form 11-K for the year ended December 31, 2004.

SMOLIN, LUPIN & CO., P.A.
Fairfield, NJ 07704


June 28, 2005